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                                  EXHIBIT 5.1
                  [Letterhead of Fulbright & Jaworski L.L.P.]

                                August 21, 2000

Weatherford International, Inc.
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027

Gentlemen:

     We have acted as counsel to Weatherford International, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933 of $910,000,000 principal amount of the Registrant's Zero Coupon Convertible Senior Debentures due 2020 (the "Debentures") and 9,097,270 shares of the Registrant's common stock, par value $1.00 per share, which are issuable on conversion of the Debentures (the "Shares"), as described in the Registrant's Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission with respect to the Debentures and the Shares (the "Registration Statement").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Registrant, as amended, the Bylaws of the Registrant, as amended, the records of relevant corporate proceedings with respect to the offering and issuance of the Debentures and the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. We also have examined the Registration Statement.

     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

     Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Debentures have been validly issued and the Shares, when issued on conversion of Debentures in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable.

     The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws) and the federal laws of the United States of America, to the extent applicable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ FULBRIGHT & JAWORSKI L.L.P.

                                          Fulbright & Jaworski L.L.P.